Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Northwest Bancorp, of our reports dated March 6, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Northwest Bancorp and Subsidiary, which reports appear in the Form 10-K of First Northwest Bancorp and Subsidiary for the year ended December 31, 2019.

/s/ Moss Adams LLP

Everett, Washington
May 21, 2020